Exhibit 3.1
NAVAN, INC.
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Navan, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
1.    The name of this corporation is Navan, Inc. This corporation was originally incorporated pursuant to the General Corporation Law on February 12, 2015 under the name TripActions, Inc.
2.    The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and directing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows.
RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.
Exhibit A referred to in the resolution above is attached hereto as Exhibit A and is hereby incorporated herein by this reference.
3.    This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
4.    This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 18th day of September, 2025.

By:	/s/ Ariel Cohen
Ariel Cohen Chief Executive Officer

Exhibit A
NAVAN, INC.
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I: NAME.
The name of this corporation is Navan, Inc. (the “Corporation”).
ARTICLE II: REGISTERED OFFICE.
The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III: PURPOSE.
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
ARTICLE IV: AUTHORIZED SHARES.
The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares that the Corporation is authorized to issue is 1,207,027,585 shares. The total number of shares of Common Stock that the Corporation is authorized to issue is 1,050,000,000 shares, $0.00000625 par value per share (“Common Stock”), 1,000,000,000 shares of which are designated as a series of Common Stock denominated as “Class A Common Stock” and 50,000,000 shares of which are designated as a series of Common Stock denominated as “Class B Common Stock”. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 157,027,585 shares, $0.00000625 par value per share (“Preferred Stock”). As of the effective date of this Amended and Restated Certificate of Incorporation (this “Restated Certificate”), 16,934,856 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series Seed Preferred Stock”, 20,382,688 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 21,353,147 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock”, 27,505,170 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 21,158,278, shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, 1,387,848 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-1 Preferred Stock”, 12,592,724 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”, 13,859,852 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock”, 8,501,429 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock”, 8,010,956 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series G Preferred Stock” and 5,340,637 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series G-1 Preferred Stock”.

Effective upon the effectiveness of the filing of the Restated Certificate first setting forth this sentence (the “Effective Time”):
1.     Automatically and without any further action on the part of the Corporation or the holder of any such shares of capital stock and whether or not the certificates representing such shares of capital stock are surrendered to the Corporation or its transfer agent, (i) each three (3) shares of the Corporation’s Common Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Class A Common Stock; (ii) each three (3) shares of Series Seed Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series Seed Preferred Stock; (iii) each three (3) shares of Series A Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series A Preferred Stock; (iv) each three (3) shares of Series A-1 Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series A-1 Preferred Stock; (v) each three (3) shares of Series B Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series B Preferred Stock; (vi) each three (3) shares of Series C Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series C Preferred Stock; (vii) each three (3) shares of Series C-1 Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series C-1 Preferred Stock; (viii) each three (3) shares of Series D Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series D Preferred Stock; (ix) each three (3) shares of Series E Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series E Preferred Stock; (x) each three (3) shares of Series F Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series F Preferred Stock; (xi) each three (3) shares of Series G Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series G Preferred Stock; and (xii) each three (3) shares of Series G-1 Preferred Stock issued and outstanding (or held as treasury stock) immediately prior to the Effective Time shall be combined and reclassified as one (1) share of Series G-1 Preferred Stock (the foregoing (i) through (xii), the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and each certificate share number will then be rounded down to the nearest whole number. No fractional shares shall be issued upon the Reverse Stock Split. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board. The statements of the rights, powers, preferences and privileges (and the qualifications, limitations and restrictions thereof) of the Common Stock and Preferred Stock contained in this Restated Certificate reflect the Reverse Stock Split (that is, all numeric references, share numbers, prices per share and other provisions in this Restated Certificate have already given effect to, and no further adjustment shall be made on account of, the Reverse Stock Split). Any stock certificate that immediately prior to the Effective Time represented shares of (a) Common Stock or (b) Preferred Stock shall from and after the Effective Time be deemed to represent the number of shares of (a) Class A Common Stock or (b) the applicable series of Preferred Stock, respectively, into which the shares represented by such certificate shall have been reclassified pursuant to the Reverse Stock Split without the need for surrender or exchange thereof; provided, however, that each holder of any stock certificate that represented shares of (a) Common Stock or (b) Preferred Stock immediately prior to the Effective Time shall be entitled to receive, upon surrender of such certificate, one or more certificates evidencing and representing the number of shares of (a) Class A Common Stock or (b) the applicable series of Preferred Stock, respectively, into which the shares represented by such certificate shall have been reclassified pursuant to the Reverse Stock Split.
The number of authorized shares of Preferred Stock or any series thereof or of the Common Stock or any series thereof (including either or both of the Class A Common Stock or Class B Common Stock) may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, or of the Common Stock, or of any series thereof (including the Class A Common Stock or Class B Common Stock), irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders of such class or series is otherwise required pursuant to the terms of this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock). For the avoidance of doubt, but subject to the rights of the holders of any outstanding Preferred Stock, Section 242(d) of the General Corporation Law shall apply to amendments to the certificate of incorporation of the Corporation. The following is a statement of the designations and the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.
A.    COMMON STOCK
1.    General. The voting, dividend and liquidation rights of the holders of the Class A Common Stock and Class B Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock set forth herein. Unless otherwise indicated, references to “Sections” in this Part A of this Article IV refer to sections of this Part A.
2.    Definitions. For purposes of this Restated Certificate, the following definitions apply:
2.1    “Acquisition” means (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this Section 2.1, all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (B) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof.
2.2    “Asset Transfer” means a sale, lease, exchange, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

2.3    “Board” Board of Directors of the Corporation.
2.4    “Cause for Termination” means (i) fraud or embezzlement by Cohen in connection with his employment with the Corporation, (ii) a willful act of material dishonesty by Cohen in connection with his employment with the Corporation that results in or would reasonably be expected to result in material loss to the Corporation, or (iii) Cohen’s conviction of, or plea of guilty to, a felony that results in or would reasonably be expected to result in material loss to the Corporation.
2.5    “Disability” means, with respect to any Founder, the permanent and total disability of each such Founder, as applicable, such that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Independent Directors and such Founder. If such Founder is incapable of selecting a licensed medical practitioner, then such Founder’s spouse shall make the selection on behalf of such Founder, or, in the absence or incapacity of such Founder’s spouse, such Founder’s adult children by majority vote shall make the selection on behalf of such Founder, or, in the absence of adult children of such Founder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by such Founder and which holds in the aggregate more shares of all classes of capital stock of the Corporation than any other revocable living trust created by such Founder shall make the selection on behalf of such Founder, or, in the absence of any such successor trustee, the legal guardian or conservator of the estate of such Founder shall make the selection on behalf of such Founder. In the event of a dispute as to whether a Founder has suffered a Disability, no Disability of such Founder shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.
2.6    “Effective Date” means the date of the Qualified IPO.
2.7    “Family Member” means, with respect to any Founder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Founder (including adopted persons, step children, step parents and step siblings of such Founder).
2.8    “Final Conversion Date” means the earliest to occur following the Effective Date of:
2.8.1    the date fixed by the Board that is no less than 61 days and no more than 180 days following the first time (the “Ownership Trigger Time”) after 11:59 p.m. Eastern Time on the Effective Date that the number of Threshold Shares held by Cohen and his Permitted Entities and Permitted Transferees is less than 20% of the number of shares of Class B Common Stock held by Cohen and his Permitted Entities at 11:59 p.m. Eastern Time on the Effective Date (provided, for the avoidance of doubt, that if no such date is fixed by the Board, the Final Conversion Date for purposes of this clause shall be the 180th date following the Ownership Trigger Time);
2.8.2    the last Trading Day of the fiscal year following the tenth (10th) anniversary of the Effective Date;
2.8.3    the date fixed by the Board that is no less than 61 days and no more than 180 days following the first time (the “Service Trigger Time”) after 11:59 p.m. Eastern Time on the Effective Date that both (i) Cohen is no longer providing services to the Corporation as an officer or employee, and (ii) Cohen is no longer a director of the Corporation as a result of a voluntary resignation by Cohen from the Board or as a result of a request or agreement by Cohen not to be renominated as a director of the Corporation at a meeting of stockholders (provided, for the avoidance of doubt, that if no such date is fixed by the Board, the Final Conversion Date for purposes of this clause shall be the 180th date following the Service Trigger Time);
2.8.4    the date fixed by the Board that is no less than 61 days and no more than 180 days following the date that Cohen’s employment with the Corporation is terminated for Cause for Termination (provided, for the avoidance of doubt, that if no such date is fixed by the Board, the Final Conversion Date for purposes of this clause shall be the 180th date following such date of Cohen’s termination of employment with the Corporation pursuant to this Section 2.8.4); or
2.8.5    the date that is twelve (12) months after the death or Disability of Cohen.
2.9    “Founder” means each of Ariel Cohen (“Cohen”) and Ilan Twig (“Twig”).
2.10    “Founder Voting Proxies” means the voting proxies from, and to be executed by, Twig and his Permitted Entities and Permitted Transferees in favor of Cohen to be in effect as of the Effective Date, as such may be amended from time to time, and which shall become effective only upon the occurrence of a Triggering Event.
2.11    “Independent Directors” means the members of the Board designated as independent directors in accordance with the Listing Standards.
2.12    “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Acquisition or Asset Transfer.
2.13    “Listing Standards” means (i) the requirements of any national stock exchange under which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Corporation’s equity securities are not listed for trading on a national stock exchange, the requirements of the Nasdaq Global Select Market generally applicable to companies with equity securities listed thereon.
2.14    “Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
2.15    “Permitted Entity” means, with respect to any Founder, (a) any trust for the exclusive benefit of such Founder or one or more Family Members of such Founder or any other Permitted Entity of such Founder, (b) any general partnership, limited liability company, corporation or other entity exclusively owned by such Founder, one or more Family Members of such Founder or any other Permitted Entity of such Founder, (c) any charitable organization, foundation or similar entity established by a Founder, one or more Family Members of such Founder or any other Permitted Entity of such Founder, and (d) any Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Founder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code.
2.16    “Permitted Transfer” means (a) any Transfer of a share of Class B Common Stock from a Founder, from a Founder’s Permitted Entities, or from a Founder’s Permitted Transferees, to any Founder, to any Family Member of any Founder, to the estate of any Founder or Family Member of a Founder, or to any Permitted Entity of any Founder; provided that if the transferee is Twig, a Permitted

Entity or Family Member of Twig, or the estate of Twig or a Family Member of Twig, then such Transfer shall qualify as a Permitted Transfer only if (i) Cohen shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Cohen, following such Transfer, or (ii) (1) Twig shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Twig, following such Transfer, and (2) such share of Class B Common Stock shall be subject to a Founder Voting Proxy or a substantially similar voting proxy in favor of Cohen following such Transfer (it being understood that, in the case of any Transfer under this clause (a), such voting proxy may be executed promptly following (and in no event later than 10 days after) such Transfer); and provided, further that, if the transferee is a Permitted Entity or Family Member of Cohen, or the estate of Cohen or a Family Member of Cohen, then such Transfer shall qualify as a Permitted Transfer only if Cohen shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Cohen, following such Transfer, and (b) any Transfer of a share of Class B Common Stock from a holder to such holder’s affiliates with the prior written approval of the Board, which Transfer does not otherwise qualify as a Permitted Transfer pursuant to clause (a) above; provided that, if the transferee of such share of Class B Common Stock is not Cohen, then such Transfer shall qualify as a Permitted Transfer only if Cohen shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Cohen, following such Transfer (it being understood that any such voting proxy may be executed promptly following (and in no event later than 10 days after) such Transfer). Notwithstanding anything to the contrary in this Section 2.16, in the event that Cohen does not have exclusive Voting Control with respect to a share of Class B Common Stock following any Transfer described in this Section 2.16, including through a voting proxy in favor of Cohen, or such share is not subject to a Founder Voting Proxy in favor of Cohen following such Transfer (within the time periods permitted in this Section 2.16), each such share of Class B Common Stock purported to be transferred shall automatically, and with no further action by the holder or the Corporation, convert into one fully paid and non-assessable share of Class A Common Stock.
2.17    “Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.
2.18    “Threshold Shares” means, with respect to any person as of any time, the sum of (without duplication): (a) any shares of Class B Common Stock held by such person as of such time and (b) any shares of Class B Common Stock underlying any securities (including restricted stock units, options, or other convertible instruments) held by such person as of such time, so long as such securities were also held by such person at the Effective Date, whether such securities are vested or unvested, earned or unearned, convertible into or exchangeable or exercisable as of such time or in the future.
2.19    “Trading Day” means any day on which The Nasdaq Stock Market and the New York Stock Exchange are open for trading.
2.20    “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise) after 11:59 p.m. Eastern Time on the Effective Date, or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control (as defined below) over such share by proxy or otherwise. Notwithstanding the foregoing, the following will not be considered a “Transfer”:
2.20.1    any grant by any holder of shares of Class B Common Stock of a revocable proxy to (A) officers or directors or agents of the Corporation at the request of the Board connection with (1) actions to be taken at an annual or special meeting of stockholders or by stockholder consent or (2) any other action of the stockholders permitted by this Restated Certificate, or (B) any other person with specific direction to vote such shares of Class B Common Stock as directed by the holders of such shares, without discretion, in connection with actions to be taken at an annual meeting or special meeting of stockholders or by stockholder consent;
2.20.2    any pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares or has granted a proxy to Cohen to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;
2.20.3    any grant of a proxy to, or the exercise of Voting Control by, the Secretary of the Corporation or such other person pursuant to Section 6.1;
2.20.4    entering into a voting trust, agreement or arrangement (with or without granting a proxy and, if a proxy is granted, whether a revocable or irrevocable proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;
2.20.5    entering into a voting trust, agreement or arrangement (with or without granting a proxy and, if a proxy is granted, whether a revocable or irrevocable proxy) pursuant to a written agreement to which the Corporation is a party or that has been approved by the Board;
2.20.6    any entry into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;
2.20.7    any entry by Cohen (or, if requested by Cohen, entry by any holder of shares of Class B Common Stock) into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock or voting such shares in connection with a Liquidation Event, the consummation of a Liquidation Event or the sale, assignment, transfer, conveyance, hypothecation or other disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event); provided that any sale, tender, assignment, transfer, conveyance, hypothecation or other disposition of Class B Common Stock or any legal or economic interest therein by Cohen or such other holder pursuant to a Liquidation Event, or any grant of a proxy over Class B Common Stock by Cohen or such other holder with respect to a Liquidation Event without specific instructions as to how to vote such Class B Common Stock, in each case, will constitute a “Transfer” of such Class B Common Stock unless such Liquidation Event was approved by the Board prior to the taking of such action;
2.20.8    any issuance or reissuance by the Corporation of a share of Class B Common Stock or any redemption, purchase or acquisition by the Corporation of a share of Class B Common Stock; and
2.20.9     the fact that, as of the Effective Date or at any time after the Effective Date, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction; provided, that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer.
2.21    “Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.
3.    Identical Rights. Except as otherwise provided in this Restated Certificate or required by applicable law, shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation but excluding voting and other matters as described in Section 4 below), share ratably and be identical in all respects as to all matters, including:
3.1    Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of any such series thereof is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such applicable series of Common Stock treated adversely, voting separately as a series. This Section 3.1 shall only be in effect following the Effective Date.
3.2    The Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date; and provided, further, that nothing in the foregoing shall prevent the Corporation from declaring and paying dividends or other distributions payable in shares of one series of Common Stock or rights to acquire one series of Common Stock to holders of all series of Common Stock, or, with the approval of holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, each voting separately as a series, from providing for different treatment of the shares of Class A Common Stock and Class B Common Stock.
3.3    If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares (and shares held as treasury stock) of all Common Stock will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of Class A Common Stock and Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, each voting separately as a series.
4.    Voting Rights.
4.1    Class A Common Stock. Except as otherwise expressly provided herein or required by applicable law, each holder of shares of Class A Common Stock will be entitled to one (1) vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.
4.2    Class B Common Stock. Except as otherwise expressly provided herein or required by appliable law, each holder of shares of Class B Common Stock will be entitled to thirty (30) votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.
4.3    General. Except as otherwise expressly provided herein or as required by law, the holders of Class A Common Stock and Class B Common Stock will vote together and not as separate series. Except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other affected series of Preferred Stock, to vote thereon pursuant to applicable law or the Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
4.4    Election of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, prior to the Final Conversion Date, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Corporation. Upon and following the Final Conversion Date, subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the holders of Class A Common Stock shall be entitled to elect and remove all directors of the Corporation. This Section 4.4 shall only be in effect following the Effective Date.
5.    Liquidation Rights. In the event of a Liquidation Event in connection with which the Board has determined to effect a distribution of assets of the Corporation to any holder or holders of Common Stock, then, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each series thereof is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a series; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this Section 5; provided, further, however, that holders of shares of a series of Common Stock may receive, or have the right to elect to receive, different or disproportionate consideration in connection with any such consolidation, merger or other transaction if the only difference in the per share consideration to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have thirty (30) times the voting power of any securities distributed to the holder of a share of Class A Common Stock.
6.    Conversion of the Class B Common Stock. The Class B Common Stock will be convertible into Class A Common Stock as follows:
6.1    Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date. During the period commencing on the death or Disability of Cohen and ending on the 12-month anniversary of such death or Disability, a person designated by Cohen and approved by the Board (or, if there is no such person, then the Secretary of the Corporation in office from time to time) shall exercise Voting Control over all outstanding shares of Class B Common Stock.
6.2    With respect to any holder of Class B Common Stock, each share of Class B Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class A Common Stock, as follows:
6.2.1    on the affirmative written election of such holder to convert such share of Class B Common Stock or, if later, at the time or the happening of a future event specified in such written election (which election may be revoked by such holder prior to the date on which the automatic conversion would otherwise occur unless otherwise specified by such holder); or
6.2.2    on the occurrence of a Transfer of such share of Class B Common Stock to any person or entity that is not a Permitted Transferee.
6.3    With respect to shares of Class B Common Stock held by Twig, his Permitted Entities, or his Permitted Transferees, each share of Class B Common Stock held by such holders will automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the occurrence of either of the following (each such event, a “Triggering Event”):
6.3.1    upon Twig’s death or Disability; or
6.3.2    upon the date that Twig is no longer providing services to the Corporation as an officer, employee, or director, provided, however, that in either case, such conversion shall not occur so long as such shares are subject to the Founder Voting Proxy or a substantially similar voting proxy whereby Cohen is granted exclusive Voting Control upon the occurrence of the Triggering Event.

7.    Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Corporation as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock shall be conclusive and binding.
8.    Immediate Effect. In the event of and upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section 6, such conversion(s) shall be deemed to have been made (i) at the time that the Transfer of shares, death, Disability, or Triggering Event occurred, (ii) on the date of the delivery of the written election of a holder of such shares of Class B Common Stock pursuant to Section 6.2.1 (unless otherwise specified therein, in which case, such conversion(s) shall be deemed to have been made at the time or the happening of a future event specified therein, unless otherwise revoked prior thereto in accordance with Section 6.2.1) or (iii) immediately upon the Final Conversion Date, as applicable, subject in all cases to any transition periods specifically provided for in this Restated Certificate. Upon any conversion of Class B Common Stock to Class A Common Stock in accordance with this Restated Certificate, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
9.    Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
10.    Preemptive Rights. Reserved.
11.    Class B Protective Provisions. After 11:59 p.m. Eastern Time on the Effective Date, and prior to the Final Conversion Date, the Corporation shall not, without the prior affirmative vote (either at a meeting or by written consent) of the holders of two-thirds of the outstanding shares of Class B Common Stock, voting as a separate series, in addition to any other vote required by applicable law or this Restated Certificate:
11.1    directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of this Restated Certificate inconsistent with, or otherwise alter, any provision of this Restated Certificate relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock or increase or decrease the number of authorized Shares of the Class B Common Stock;

11.2    reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or, in the case of Class A Common Stock, the right to have more than one (1) vote for each share thereof;
11.3    issue any shares of Class B Common Stock (other than (i) shares of Class B Common Stock over which Cohen shall have exclusive Voting Control or (ii) shares of Class B Common Stock issued pursuant to options, warrants, purchase rights or other securities exercisable for or convertible into Class B Common Stock, which securities were issued and outstanding prior to 11:59 p.m. Eastern Time on the Effective Date); or
11.4    authorize, or issue any shares of, any class or series of capital stock of the Corporation (other than Class B Common Stock) having the right to more than (1) vote for each share thereof.
B.    PREFERRED STOCK
The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Preferred Stock. Unless otherwise indicated, references to “Sections” in this Part B of this Article IV refer to sections of this Part B.
1.    Dividends.
1.1    Non-Cumulative Preferred Stock Dividend Preference. The Corporation shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) in any calendar year unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, on a pari passu basis, out of funds legally available therefor, a dividend on each outstanding share of each series of Preferred Stock in an amount equal to 8% of the Applicable Original Issue Price (as defined below) per share of such series of Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board. The “Series Seed Original Issue Price” shall mean $0.2469 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock. The “Series A Original Issue Price” shall mean $0.499725 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-1 Original Issue Price” shall mean $0.585375 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock. The “Series B Original Issue Price” shall mean $1.8651 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $7.2054 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series C-1 Original Issue Price” shall mean $7.2054 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock. The “Series D Original Issue Price” shall mean $22.2285 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E Original Issue Price” shall mean $26.1186 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series F

Original Issue Price” shall mean $32.3475 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock. The “Series G Original Issue Price” shall mean $37.4487 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock. The “Series G-1 Original Issue Price” shall mean $37.4487 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G- l Preferred Stock. The “Applicable Original Issue Price” shall mean (i) in the case of shares of Series Seed Preferred Stock, the Series Seed Original Issue Price, (ii) in the case of shares of Series A Preferred Stock, the Series A Original Issue Price, (iii) in the case of shares of Series A-1 Preferred Stock, the Series A-1 Original Issue Price, (iv) in the case of shares of Series B Preferred Stock, the Series B Original Issue Price, (v) in the case of shares of Series C Preferred Stock, the Series C Original Issue Price, (vi) in the case of shares of Series C-1 Preferred Stock, the Series C-1 Original Issue Price, (vii) in the case of shares of Series D Preferred Stock, the Series D Original Issue Price, (viii) in the case of shares of Series E Preferred Stock, the Series E Original Issue Price, (ix) in the case of shares of Series F Preferred Stock, the Series F Original Issue Price, (x) in the case of shares of Series G Preferred Stock, the Series G Original Issue Price and (xi) in the case of shares of Series G-1 Preferred Stock, the Series G-1 Original Issue Price.
1.2    Participation. If, after dividends in the full preferential amount specified in Section 1.1 for the Preferred Stock have been paid or set apart for payment in any calendar year of the Corporation, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose, each holder of shares of Preferred Stock is to be treated as holding the greatest whole number of shares of Class A Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Sections 4 and 5.
1.3    Non-Cash Dividends. Whenever a dividend provided for in this Section 1 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.
2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1    Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of each series of Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to its stockholders, on a pari passu basis, an amount per share equal to the greater of (a) the Applicable Original Issue Price for such series of Preferred Stock, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of (i) such series of Preferred Stock been converted into Class A Common Stock and (ii) each other series of Preferred Stock that would have received a greater amount per share had such other series been converted into Class A Common Stock, in each case, pursuant to Sections 4 and 5 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Preferred Stock the full amounts to which they are entitled under this Section 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.2    Payments to Holders of Common Stock. Subject to Section 5 of Article IV(A), in the event of any voluntary or involuntary liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock as provided in Section 2.1, the remaining funds and assets available for distribution to the stockholders of the Corporation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
2.3    Deemed Liquidation Events.
2.3.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted into Class A Common Stock basis), (ii) the holders of a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a single class on an as-converted into Class A Common Stock basis (the vote in this Subsection 2.3.l(ii) required only if the proceeds payable on each share of Series C Preferred Stock or Series C-1 Preferred Stock in such event is less than the Series C Original Issue Price or Series C-1 Original Issue Price, as applicable), (iii) the holders of a majority of the then outstanding shares of Series D Preferred Stock on an as-converted into Class A Common Stock basis (the vote in this Subsection 2.3.l(iii) required only if the proceeds payable on each share of Series D Preferred Stock is less than the Series D Original Issue Price), (iv) the holders of a majority of the then outstanding shares of Series E Preferred Stock on an as-converted into Class A Common Stock basis (the vote in this Subsection 2.3.l(iv) required only if the proceeds payable on each share of Series E Preferred Stock is less than the Series E Original Issue Price), (v) the holders of at least 65% the then outstanding shares of Series F Preferred Stock on an as-converted into Class A Common Stock basis (the vote in this Subsection 2.3.l(v) required only if the proceeds payable on each share of Series F Preferred Stock is less than the Series F Original Issue Price) and (vi) the holders of a majority of the then outstanding shares of Series G Preferred Stock and Series G-1 Preferred Stock, voting together as a single class on an as-converted into Class A Common Stock basis, which shall include the consent of the Lead Purchaser (as defined in that certain Series G Preferred Stock Purchase Agreement, dated on or about the date hereof (the “Purchase Agreement”), as long as such Lead Purchaser remains a holder of then outstanding shares of Series G Preferred Stock, and such consenting parties, the “Requisite Series G Holders”), elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event:
(a)    a merger or consolidation (each a “Combination”) in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination, except any such Combination involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such Combination continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such Combination, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such Combination, the parent of such surviving or resulting party; provided that, for the purpose of this Section 2.3.1, all shares of Class A Common Stock issuable upon exercise of Options (as defined in Section 5.1.1 below) outstanding immediately prior to such Combination or upon conversion of Convertible Securities (as defined in Section 5.1.1 below) outstanding immediately prior to such Combination shall be deemed to be outstanding immediately prior to such Combination and, if applicable, deemed to be converted or exchanged in such Combination on the same terms as the actual outstanding shares of Class A Common Stock are converted or exchanged; or
(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary or subsidiaries of the Corporation, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, (or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by one or more subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such subsidiaries of the Corporation), except where such sale, lease, transfer, exclusive license or other disposition is made to the Corporation or one or more wholly owned subsidiaries of the Corporation (an “Asset Disposition”).
2.3.2    Allocation of Escrow. In the event of a Deemed Liquidation Event and unless the holders of at least a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted into Class A Common Stock basis) elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event, if any portion of the consideration payable by the acquirer is payable only upon satisfaction of certain contingencies (the “Additional Consideration”), the definitive agreement entered into in such Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.2, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
2.3.3    Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such Combination or Asset Disposition shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 2.3.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board; provided, however, that the following shall apply. For securities not subject to investment letters or other similar restrictions on free marketability:
(i)    if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing of such transaction;
(ii)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii)    if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.
The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board) from the market value as determined pursuant to clause (i) above so as to reflect the approximate fair market value thereof.
The foregoing methods for valuing non-cash consideration to be distributed in connection with a Combination or Asset Disposition shall, with the appropriate approval of the definitive agreements governing such Combination or Asset Disposition by the stockholders under the General Corporation Law and Section 3.3, be superseded by the determination of such value set forth in the definitive agreements governing such Combination or Asset Disposition.
3.    Voting.
3.1    General. Except as otherwise provided herein, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted into Class A Common Stock basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Class A Common Stock and the holders of Class B Common Stock as a single class on an as-converted into Class A Common Stock basis, shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.
3.2    Election of Directors.
3.2.1    Election. For so long as at least 5,095,675 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) remain outstanding, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”). For so long as at least 16,014,864 shares of Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock) remain outstanding, the holders of record of the shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A-1 Director”). For so long as at least 16,066,477 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) remain outstanding, the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”). For so long as at least 6,008,219 shares of Series G Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock) remain outstanding, the holders of record of the shares of Series G Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series G Director” and, together with the Series A Director, the Series A-1 Director and the Series C Director, the “Preferred Directors”). The holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Common Directors”). The holders of record of the shares of Common Stock and of every other class or series of voting stock (including the Preferred Stock), but excluding the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, and the Series G-1 Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect the remaining number of directors of the Corporation (the “Remaining Directors”).
3.2.2    Vacancies Not Caused by Removal. If any vacancy in the office of any Common Director or Remaining Director exists, such vacancy may be filled (either contingently or otherwise) by the stockholders as specified in this Section 3.2 or by at least a majority of the members of the Board then in office, although less than a quorum, or by a sole remaining member of the Board then in office, even if such directors or such sole remaining director were not elected by the holders of the class, classes or series that are entitled to elect a director or directors to office under the provisions of Section 3.2 (the “Specified Stock”) and such electing director or directors shall specify at the time of such election the specific vacant directorship being filled.
3.2.3    Vacancies Caused by Removal. Any director elected as provided in the preceding sentences may be removed with or without cause by, and any vacancy in the office of any such removed director may be filled by, and only by, the affirmative vote of the holders of the shares of the Specified Stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.
3.2.4    Procedure. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Specified Stock entitled to elect such director shall constitute a quorum for the purpose of electing such director and the candidate or candidates to be elected by such Specified Stock shall be those who receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Stock. In the case of an action taken by written consent without a meeting, the candidate or candidates to be elected by such Specified Stock shall be those who are elected by the written consent of the holders of a majority of such Specified Stock.
3.3    Preferred Stock Protective Provisions. For so long as at least 37,564,734 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the then outstanding shares of Preferred Stock, consenting or voting together as a single class on an as-converted into Class A Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    alter or change the rights, powers or preferences of the Preferred Stock set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, in a way that adversely affects the Preferred Stock;
(b)    create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock or any other equity or debt securities convertible into equity securities of the Corporation unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;
(c)    cause or permit any of its subsidiaries to, without approval of the Board, including a majority of the Preferred Directors, sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens;
(d)    create, adopt, amend, terminate or repeal any equity (or equity- linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan;
(e)    create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $500,000 other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course, unless such debt security has received the prior approval of the Board, including the approval of a majority of the Preferred Directors;
(f)    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;
(g)    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;
(h)    increase the authorized number of shares of Preferred Stock or Common Stock, or any series thereof;

(i)    redeem or repurchase any shares of Common Stock or Preferred Stock, other than (i) pursuant to an agreement with an employee, consultant, director or other service provider to the Corporation or any of its wholly owned subsidiaries (collectively, “Service Providers”) giving the Corporation the right to repurchase shares at the original cost thereof upon the termination of services, (ii) an exercise of a right of first refusal in favor of the Corporation pursuant to an agreement with any Service Provider, which exercise has been approved by the Board, or (iii) as approved by the Board, including the approval of a majority of the Preferred Directors;
(j)    declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock, other than a dividend on the Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, respectively, pursuant to Section 3.2 of Article IV(A);
(k)    increase or decrease the authorized number of directors constituting the Board;
(l)    enter into any material transaction with (i) any executive officer or director of the Corporation (a “Related Party”), (ii) any member of a Related Party’s immediate family, or (iii) any corporation, partnership or other entity in which such Related Party is an executive officer, director or partner, or in which such Related Party owns a controlling interest, except (A) any such transaction approved by the Board, including the approval of a majority of the Preferred Directors, (B) any such transaction identified in any budget approved by the Board, (C) any such transaction entered into in the ordinary course of business on arm’s length terms or (D) standard employee benefits generally made available to all the Corporation’s employees; or
(m)    amend this Section 3.3.
3.4    Series A Protective Provisions. At any time when at least 5,095,675 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series A Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock). Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.5    Series A-1 Protective Provisions. At any time when at least 5,338,288 shares of Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A-1 Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series A-1 Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock). Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.6    Series B Protective Provisions. At any time when at least 6,836,095 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series B Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series B Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-a-vis other series of Preferred Stock). Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.7    Series C Protective Provisions. At any time when at least 5,355,493 shares of Series C Preferred Stock and Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock or Series C-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted into Class A Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    increase the authorized number of shares of Series C Preferred Stock or Series C-1 Preferred Stock;
(b)    effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series C Preferred Stock or Series C-1 Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series C Preferred Stock or Series C-1 Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock);
(c)    issue any shares of Series C Preferred Stock following the filing of this Restated Certificate other than pursuant to the Series C Preferred Stock Purchase Agreement dated October 26, 2018 or the conversion of shares of Series C-1 Preferred Stock pursuant to Section 4.1.2; or
(d)    amend the rights, privileges or restrictions of the Series C Preferred Stock or Series C-1 Preferred Stock set forth in Section 2.3.1(ii), this Section 3.7 or Section 4.2.1(b).
Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.8    Series D Protective Provisions. At any time when at least 3,149,111 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted into Class A Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    increase the authorized number of shares of Series D Preferred Stock;
(b)    effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series D Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series D Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock); or
(c)    amend the rights, privileges or restrictions of the Series D Preferred Stock set forth in Section 2.3.1(iii), this Section 3.8 or Section 4.2.l(b).
Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.9    Series E Protective Provisions. At any time when at least 3,531,965 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted into Class A Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    increase the authorized number of shares of Series E Preferred Stock;
(b)    effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series E Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series E Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock); or
(c)    amend the rights, privileges or restrictions of the Series E Preferred Stock set forth in Section 2.3.l(iv), this Section 3.9 or Section 4.2.l(b).
Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.10    Series F Protective Provisions. At any time when at least 2,125,357 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least 65% of the then outstanding shares of Series F Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted into Class A Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    increase the authorized number of shares of Series F Preferred Stock;
(b)    effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series F Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series F Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock);
(c)    issue any shares of Series F Preferred Stock following the filing of this Restated Certificate other than pursuant to the Series F Preferred Stock Purchase Agreement dated on or about October 13, 2021; or
(d)    amend the rights, privileges or restrictions of the Series F Preferred Stock set forth in Section 2.3.l(v), this Section 3.10 or Section 4.2.l(b).
Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.11    Series G Protective Provisions. At any time when at least 2,002,740 shares of Series G Preferred Stock and Series G-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock or Series G-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the Requisite Series G Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted into Class A Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    increase the authorized number of shares of Series G Preferred Stock or Series G-1 Preferred Stock;
(b)    effect any amendment, alteration, or repeal of any provision of the Restated Certificate or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series G Preferred Stock or Series G-1 Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series G Preferred Stock or Series G-1 Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock);
(c)    issue any shares of Series G Preferred Stock or Series G-1 Preferred Stock following the filing of this Restated Certificate other than pursuant to the Purchase Agreement; or
(d)    amend the rights, privileges or restrictions of the Series G Preferred Stock or Series G-1 Preferred Stock set forth in Section 2.3.l(vi), this Section 3.11 or Section 4.2.l(b).
Any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

4.    Conversion Rights. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1    Right to Convert.
4.1.1    Conversion Ratio. Subject to the provisions of this Section 4.1.1, each share of a series of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Applicable Original Issue Price for such series of Preferred Stock by the Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion. The “Conversion Price” for each series of Preferred Stock shall initially mean the Applicable Original Issue Price for such series of Preferred Stock. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided in Section 5. Prior to the conversion of the Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, into shares of Class A Common Stock pursuant to this Section 4.1, the holders of the Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series G l Preferred Stock, as applicable, must (i) provide written notice to the Corporation of such intention to convert shares of Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series G- l Preferred Stock, as applicable, into Class A Common Stock at least fifteen (15) days prior to conversion and (ii) determine whether any applicable premerger notification and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (“HSR Requirements”) will apply to the holder upon such conversion and, if so determined, will (A) promptly notify the Corporation of such determination and (B) comply with HSR Requirements prior to conversion.
4.1.2    Series C-1 Conversion. Subject to the provisions of this Section 4.1.2, in addition to the conversion rights of the Series C-1 Preferred Stock under Section 4.1.1 above, each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, initially into one share of Series C Preferred Stock (the “Series C Conversion Ratio”). Such initial Series C Conversion Ratio, and the rate at which shares of Series C-1 Preferred Stock may be converted into shares of Series C Preferred Stock, shall be subject to adjustment as provided in Section 5. Prior to the conversion of the Series C-1 Preferred Stock into shares of Series C Preferred Stock pursuant to this Section 4.1, the holders of such shares of the Series C-1 Preferred Stock must (i) provide written notice to the Corporation of such intention to convert shares of Series C-1 Preferred Stock into Series C Preferred at least fifteen (15) days prior to such conversion and (ii) determine whether any HSR Requirements will apply to the holder upon such conversion and, if so determined, will (A) promptly notify the Corporation of such determination and (B) comply with HSR Requirements prior to conversion.
4.1.3    Series G-1 Conversion. Subject to the provisions of this Section 4.1.3, in addition to the conversion rights of the Series G-1 Preferred Stock under Section 4.1.1 above, each share of Series G-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, initially into one share of Series G Preferred Stock (the “Series G Conversion Ratio”, and together with the Series C Conversion Ratio, as applicable, the “Conversion Ratio”). Such initial Series G Conversion Ratio, and the rate at which shares of Series G-1 Preferred Stock may be converted into shares of Series G Preferred Stock, shall be subject to adjustment as provided in Section 5. Prior to the conversion of the Series G-1 Preferred Stock into shares of Series G Preferred Stock pursuant to this Section 4.1, the holders of such shares of the Series G-1 Preferred Stock must (i) provide written notice to the Corporation of such intention to convert shares of Series G-1 Preferred Stock into Series G Preferred at least fifteen (15) days prior to such conversion and (ii) determine whether any HSR Requirements will apply to the holder upon such conversion and, if so determined, will (A) promptly notify the Corporation of such determination and (B) comply with HSR Requirements prior to conversion.
4.1.4    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class A Common Stock, Series C Preferred Stock pursuant to Section 4.1.2 or Series G Preferred Stock pursuant to Section 4.1.3, as applicable, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such time. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver to such holder of Preferred Stock, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, (b) pay in cash such amount as provided in Section 5.7.3 in lieu of any fraction of a share of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.1.5    Effect of Voluntary Conversion. All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5.7.3 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued.

4.2    Mandatory Conversion.
4.2.1    Automatic Conversion. Upon either (a) the closing of the sale of shares of Class A Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in at least $100,000,000 of gross proceeds to the Corporation (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Preferred Stock at the time of such vote or consent, voting together as a single class on an as-converted into Class A Common Stock basis, provided however, that (i) the Series C Preferred Stock and Series C-1 Preferred Stock may not be converted pursuant to this Section 4.2.l(b) without the vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a separate class on an as-converted into Class A Common Stock basis, unless such conversion is affected in connection with either (A) a Deemed Liquidation Event which will result in proceeds per share to the holders of Series C Preferred and Series C-1 Preferred Stock of at least the Series C Original Issue Price and the Series C-1 Original Issue Price, as applicable, or (B) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act that is not a Qualified IPO pursuant to Section 4.2.l(a), at a price per share of no less than the Series C Original Issue Price and the Series C-1 Original Issue Price, as applicable, (ii) the Series D Preferred Stock may not be converted pursuant to this Section 4.2.l(b) without the vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a separate class on an as-converted into Class A Common Stock basis, unless such conversion is affected in connection with either (A) a Deemed Liquidation Event which will result in proceeds to the holders of Series D Preferred Stock of at least the Series D Original Issue Price, or (B) a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act that is not a Qualified IPO pursuant to Section 4.2.1(a), at a price per share of no less than the Series D Original Issue Price, (iii) the Series E Preferred Stock may not be converted pursuant to this Section 4.2.l(b) without the vote or written consent of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting together as a separate class on an as-converted into Class A Common Stock basis, unless such conversion is affected in connection with either (A) a Deemed Liquidation Event which will result in proceeds to the holders of Series E Preferred Stock of at least the Series E Original Issue Price, or (B) a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act that is not a Qualified IPO pursuant to Section 4.2.l(a), at a price per share of no less than the Series E Original Issue Price, (iv) the Series F Preferred Stock may not be converted pursuant to this Section 4.2.l(b) without the vote or written consent of the holders of at least 65% of the then outstanding shares of Series F Preferred Stock, voting together as a separate class on an as-converted into Class A Common Stock basis, unless such conversion is affected in connection with either (A) a Deemed Liquidation Event which will result in proceeds to the holders of Series F Preferred Stock of at least the Series F Original Issue Price, or (B) a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act that is not a Qualified IPO pursuant to Section 4.2.l(a), at a price per share of no less than the Series F Original Issue Price, and (v) the Series G Preferred Stock and Series G-1 Preferred Stock shall not be converted pursuant to (1) Section 4.2.1(a) above in a Qualified IPO unless either the price to the public in such Qualified IPO is no less than the Series G Original Issue Price and the Series G-1 Original Issue Price, as applicable, or the Qualified IPO occurs after the date of the two year anniversary of the Initial Closing (as defined in the Purchase Agreement) at any price and (2) Section 4.2.l(b) above without the Requisite Series G Holders, as applicable, (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the applicable ratio described in Section 4.1.1 as the same may be adjusted from time to time in accordance with Section 5 and (ii) such shares may not be reissued by the Corporation.
4.2.2    Mandatory Conversion Procedural Requirements.
(a)    All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Sections 4.2.1 and 9. Unless otherwise provided in this Restated Certificate, such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this Section 4.2.
(b)    If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to this Section 4.2, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.2.2(b). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to such holder's nominee(s), a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 5.7.3 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly.

5.    Adjustments to Conversion Ratio and Conversion Price.
5.1    Adjustments for Diluting Issuances.
5.1.1    Special Definitions. For purposes of this Article IV, the following definitions shall apply:
(a)    “Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities from the Corporation.
(b)    “Original Issue Date” for a series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was issued.
(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities issued by the Corporation that are directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(d)    “Additional Shares of Common Stock” with respect to a series of Preferred Stock shall mean all shares of Common Stock issued (or, pursuant to Section 5.1.2 below, deemed to be issued) by the Corporation after the applicable Original Issue Date for such series of Preferred Stock, other than the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively as to all such shares and shares deemed issued, “Exempted Securities”):
(i)    shares of Class A Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock or conversion of the Class B Common Stock into Class A Common Stock;
(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on or subdivision of shares of Common Stock that is covered by Sections 5.2, 5.3, 5.4, 5.5 or 5.6;
(iii)    shares of Common Stock or Options to acquire shares of Common Stock, including but not limited to stock appreciation rights payable in shares of Common Stock or in Options or Convertible Securities, issued to Service Providers pursuant to a plan, agreement or arrangement approved by the Board, including the approval of a majority of the Preferred Directors;
(iv)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options, or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided that such issuance is pursuant to the terms of such Option or Convertible Security;
(v)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions pursuant to a debt financing or equipment leasing transaction approved by the Board, including the approval of a majority of the Preferred Directors;

(vi)    shares of Common Stock, Options or Convertible Securities issued pursuant to a bona fide acquisition of another entity by the Corporation by merger or consolidation with, purchase of substantially all of the assets of, or purchase of more than fifty percent of the outstanding equity securities of, the other entity, or issued pursuant to a bona fide joint venture agreement, provided that such issuances are approved by the Board, including the approval of a majority of the Preferred Directors;
(vii)    shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board, including the approval of a majority of the Preferred Directors;
(viii)    shares of Class A Common Stock, Options or Convertible Securities issued as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 5.1.3;
(ix)    shares of Common Stock issued in an offering to the public pursuant to a registration statement filed under the Securities Act with, and declared effective by, the Securities and Exchange Commission;
(x)    shares of Common Stock issued under the Purchase Agreement at any Additional Closing (as defined in the Purchase Agreement); or
(xi)    (x) as to any particular series of Preferred Stock (other than the Series F Preferred Stock, the Series G Preferred Stock or the Series G-1 Preferred Stock), the issuance or deemed issuance of Class A Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of such series of Preferred Stock (other than the Series F Preferred Stock, the Series G Preferred Stock or the Series G-1 Preferred Stock) on an as-converted basis agreeing that no adjustment shall be made to the Conversion Price of such series as a result of the issuance or deemed issuance, (y) as to the Series F Preferred Stock, the issuance or deemed issuance of Class A Common Stock if the Corporation receives written notice from the holders of at least 65% of the then outstanding shares of Series F Preferred Stock agreeing that no adjustment shall be made to the Conversion Price of the Series F Preferred Stock as a result of the issuance or deemed issuance, and (z) as to the Series G Preferred Stock and Series G-1 Preferred Stock, the issuance or deemed issuance of Class A Common Stock if the Corporation receives written notice from the Requisite Series G Holders agreeing that no adjustment shall be made to the Conversion Price of the Series G Preferred Stock and Series G-1 Preferred Stock as a result of the issuance or deemed issuance.
5.1.2    Deemed Issue of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the applicable Original Issue Date for a series of Preferred Stock shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability (including the passage of time) but without regard to any provision contained therein for a subsequent adjustment of such number including by way of anti-dilution adjustment) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 5.l.2(b) shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount which exceeds the lower of (1) the Conversion Price for such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3 (either because the consideration per share (determined pursuant to Section 5.1.4) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price of such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of such series of Preferred Stock), are revised after the Original Issue Date of such series of Preferred Stock as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5.l.2(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, the Conversion Price of such series of Preferred Stock shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preferred Stock provided for in this Section 5.1.2 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Sections 5.1.2(b) and 5.l.2(c)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to such Conversion Price that would result under the terms of this Section 5.1.2 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
5.1.3    Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date of a series of Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.1.2), without consideration or for a consideration per share less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth of a cent) determined in accordance with the following formula:
CP2 = CP1 * (A+ B) ÷ (A+ C).
For purposes of the foregoing formula, the following definitions shall apply:
“CP2” shall mean the applicable Conversion Price in effect immediately after such issue or deemed issue of Additional Shares of Common Stock
“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue or deemed issue of Additional Shares of Common Stock;
“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
“B” shall mean the number of shares of Common Stock that would have been issued or deemed issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
“C” shall mean the number of such Additional Shares of Common Stock actually issued or deemed issued in such transaction.

5.1.4    Determination of Consideration. For purposes of this Section 5.1, the consideration received by the Corporation for the issue or deemed issue of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:
(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and
(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.
(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.1.2, relating to Options and Convertible Securities, shall be determined by dividing
(i)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
5.1.5    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.2 and such issuance dates occur within a period of no more than 120 days after the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period that are a part of such transaction or series of related transaction).

5.2    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of Preferred Stock effect a subdivision of the outstanding Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, the Conversion Price or applicable Conversion Ratio, respectively, for such series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Class Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of Preferred Stock combine the outstanding shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, the Conversion Price or applicable Conversion Ratio, for such series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, outstanding. Any adjustment under this Section 5.2 shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.3    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:
(a)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(b)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 5.3 as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Class A Common Stock in a number equal to the number of shares of Class A Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Class A Common Stock on the date of such event.
5.4    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock), then and in each such event the holders of such series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Class A Common Stock on the date of such event.
5.5    Adjustment for Reclassification, Exchange and Substitution. If, at any time or from time to time after the Original Issue Date for a series of Preferred Stock, the Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Sections 5.2, 5.3, 5.4 or 5.6 or by Section 2.3 regarding a Deemed Liquidation Event), then in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change.
5.6    Adjustment for Merger or Consolidation. Subject to the provisions of Section 2.3, if there shall occur any consolidation or merger involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 5.3, 5.4 or 5.5), then, following any such consolidation or merger, provision shall be made that each share of such series of Preferred Stock shall thereafter be convertible in lieu of the Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in Section 4 and this Section 5 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in Section 4 and this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock.
5.7    General Conversion Provisions.
5.7.1    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Ratio, as applicable, of a series of Preferred Stock pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price or Conversion Ratio, as applicable, of such series of Preferred Stock then in effect and (b) the number of shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, respectively, and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.
5.7.2    Reservation of Shares. The Corporation shall at all times while any share of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Clas A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action that would cause an adjustment reducing the Conversion Price or Conversion Ratio, as applicable, of a series of Preferred Stock below the then par value of the shares of Class A Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, at such adjusted Conversion Price or Conversion Ratio, as applicable.
5.7.3    Fractional Shares. No fractional shares of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of a share of Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, and the aggregate number of shares of Class A Common Stock or Preferred Stock, as applicable, issuable upon such conversion.
5.7.4    No Further Adjustment after Conversion. Upon any conversion of shares of Preferred Stock into Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, no adjustment to the Conversion Price or Conversion Ratio, as applicable, of the applicable series of Preferred Stock shall be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Class A Common Stock, Series C Preferred Stock or Series G Preferred Stock, as applicable, delivered upon conversion.
6.    No Reissuance of Redeemed or Otherwise Acquired Preferred Stock. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights, powers and preferences granted to the holders of Preferred Stock following the close of business on the third day preceding the Redemption Date for such shares.

7.    Waiver. Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of a series of the Preferred Stock or the Preferred Stock as a class that are set forth herein may be waived on behalf of all holders of such series of Preferred Stock (other than the Series F Preferred Stock, the Series G Preferred Stock or the Series G-1 Preferred Stock) or the Preferred Stock as a class by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock (other than the Series F Preferred Stock, the Series G Preferred Stock or the Series G- l Preferred Stock) or such Preferred Stock as a class that are then outstanding, treating any convertible Preferred Stock as-if converted to Class A Common Stock. As to the Series F Preferred Stock, the rights, powers, preferences and other terms of the Series F Preferred Stock may be waived on behalf of all holders of the Series F Preferred Stock by the affirmative written consent or vote of at least 65% of the then outstanding shares of Series F Preferred Stock that are then outstanding, treating any convertible Preferred Stock as-if converted to Class A Common Stock. As to the Series G Preferred Stock and Series G-l Preferred Stock, the rights, powers, preferences and other terms of the Series G Preferred Stock and Series G-1 Preferred Stock may be waived on behalf of all holders of the Series G Preferred Stock and Series G-1 Preferred Stock by the affirmative written consent or vote of the Requisite Series G Holders.
8.    Notice of Record Date. In the event:
(a)    the Corporation shall set a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or subscription right, and the amount and character of such dividend, distribution or subscription right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent (A) at least 20 days prior to the earlier of the record date or effective date for the event specified in such notice or (B) such fewer number of days as may be approved the holders of at least a majority of the outstanding shares of Preferred Stock acting as a single class on an as-converted into Class A Common Stock basis.
9.    Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation for such holder, given by the holder to the Corporation for the purpose of notice or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.
ARTICLE V: PREEMPTIVE RIGHTS.
No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and any stockholder.
ARTICLE VI: STOCK REPURCHASES.
In accordance with Section 500 of the California Corporations Code, a distribution can be made without regard to any preferential dividends arrears amount (as defined in Section 500 of the California Corporations Code) or any preferential rights amount (as defined in Section 500 of the California Corporations Code) in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchases of Common Stock or Preferred Stock in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of Common Stock or Preferred Stock approved by the holders of Preferred Stock of the Corporation.
ARTICLE VII: BYLAW PROVISIONS.
A.    AMENDMENT OF BYLAWS. Subject to any additional vote required by this Restated Certificate or the Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
B.    NUMBER OF DIRECTORS. Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
C.    BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
D.    MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.
ARTICLE VIII: DIRECTOR LIABILITY.
A.    LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
B.    INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
C.    MODIFICATION. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE IX: CORPORATE OPPORTUNITIES.
In the event that a director of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock or any of its affiliates and that is in the business of investing and reinvesting in other entities (each, a “Fund”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund and that may be a corporate opportunity for both the Corporation and such Fund, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled such director’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in good faith in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a Fund shall belong to such Fund, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation.
ARTICLE X:
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of(i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Tenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Tenth (including, without limitation, each portion of any sentence of this Article Tenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
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